EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Bancorp of New Jersey, Inc.
365 Broad Street
Bloomfield, NJ 07003

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by American Bancorp of New Jersey, Inc., pertaining to the American Bancorp of New Jersey, Inc. 2006 Equity Incentive Plan of our report dated November 4, 2005, included in the Annual Report on Form 10-K of American Bancorp of New Jersey, Inc. for the year ended September 30, 2005 filed with the Securities and Exchange Commission.

Crowe Chizek and Company LLC

September 29, 2006